EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-64270) and the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated November 15, 2001, except for Note 19 which is as of November 27, 2001, relating to the consolidated financial statements, which appears in this Form 10-K/ A.

Registration Statement No. 333-91121

Registration Statement No. 333-35016

Registration Statement No. 333-38080

Registration Statement No. 333-38194

Registration Statement No. 333-47024

/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers

San Jose, California

January 30, 2002